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                                                                    Exhibit 99.1

                                               1700 South Patterson Boulevard
         [LOGO]                                Dayton, OH  45479
          NCR
Transforming Transactions                      NEWS RELEASE
    into Relationships

For further media information:                 For investor information:

John Hourigan                                  Gregg Swearingen
937-445-2078 (office)                          937-445-4700 (office)
john.hourigan@ncr.com                          gregg.swearingen@ncr.com

For Release on February 19, 2003

                Lars Nyberg Resigns as NCR CEO, Remains Chairman;
                        Board Names Mark Hurd to CEO Post

     DAYTON, Ohio - NCR Corporation today announced that the Board of Directors, at a special meeting held today, has accepted the resignation of Lars Nyberg as chief executive officer (CEO) to allow him to address certain family matters. Nyberg will continue in the role of non-executive chairman of the NCR board. The board today named Mark Hurd, president, to the post of chief executive officer of NCR, and elected him to the board. The moves take effect on March 14, 2003.

     Nyberg, 51, has served with NCR since 1995 and directed the company through its 1996 spin-off from AT&T Corporation and return to profitability. Hurd, 46, started his career at NCR in 1980, took over management of the company's Teradata data warehousing business in 1999, was named NCR president in 2001 and added the NCR chief operating officer (COO) title in September 2002.

     In appointing Hurd CEO, the board stated, "We are appreciative of Lars' leadership as CEO and the fact that we'll continue to benefit from his insights as chairman, but we also respect and understand his need to address his family concerns. At the same time, we are extremely fortunate to have an individual in Mark Hurd who has demonstrated both his readiness and the leadership skills to take NCR into the future. The board enthusiastically endorses Mark as the next CEO of NCR, and we look forward to working with him."

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     "In my eight years of leading NCR, the company has re-emerged as a global market leader in businesses such as data warehousing, financial self-service and retail store automation," said Nyberg. "There is still much to do, and I regret having to leave the CEO position before my work is finished, but I am highly confident that our progress will carry on under the leadership of Mark Hurd and the many NCR employees worldwide who make the company go. Mark is clearly ready for the job, and I'm looking forward to seeing him succeed at the helm of NCR."

     Hurd has had many successes during his 23-year career at NCR, most notably the building of Teradata into a growing, profitable market leader in large data warehouses, a critical technology market segment. Today, Teradata is a $1.2 billion business for NCR, offering powerful analytical solutions that help businesses drive growth. Most recently as NCR COO, Mark has been instrumental in formulating and executing strategies to maximize operating efficiencies and profitability across all of the company's businesses.

     "I am grateful for both Lars' and the board's support, and I am very much looking forward to this opportunity," said Hurd. "NCR has refocused on global businesses where the company can build and sustain market leadership positions. With that direction in place throughout the organization, NCR is on a path to deliver on its potential for operational excellence and value creation. We will miss Lars' day-to-day involvement as we move down this path, but we have a great team in place to execute our business plan, and I am confident in NCR's future."

About NCR Corporation

     NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR's ATMs, retail systems, Teradata(R) data warehouses and IT services provide Relationship Technology(TM) solutions that maximize the value of customer interactions. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 30,100 people worldwide.

                                      # # #

NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

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Note to Investors

     This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts' earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR's actual results to differ materially.

     In addition to the factors discussed in this release, other risks and uncertainties include: the impact of recent terrorist activity on the economy or the markets in general or on the ability of NCR to meet its commitments to customers, the ability of NCR's suppliers to meet their commitments to NCR or the timing of purchases by NCR's customers; the timely development, production or acquisition and market acceptance of new and existing products and services; shifts in market demands; continued competitive factors and pricing pressures; short product cycles and rapidly changing technologies; turnover of workforce and the ability to attract and retain skilled employees; tax rates; ability to execute the company's business plan; general economic and business conditions; and other factors detailed from time to time in the company's Securities and Exchange Commission reports and the company's annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.